Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in EarthLink, Inc.’s Registration Statements on Form S-8 (Nos. 333-30024, 333-34810, 333-39456, 333-96553, 333-108065, 333-126004, 333-133870, 333-133871), Form S-3 (Nos. 333-59456, 333-48100, 333-138600), Form S-4 (No. 333-131541), and in the related Prospectuses of our report dated March 15, 2007, with respect to the combined financial statements of HELIO, Inc. and HELIO LLC included in this Annual Report (Form 10-K/A) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Los Angeles, California
March 29, 2007